                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference of our report dated January 26, 2004, appearing in this Annual Report on Form 10-K of Delphi Corporation for the year ended December 31, 2003, in the following Registration Statements:

                     REGISTRATION
      FORM           STATEMENT NO.                                  DESCRIPTION
       S-8             333-71899       Delphi Automotive Systems Stock Incentive Plan
       S-8             333-71961       Delphi Automotive Systems Classified Salary and Hourly Stock
                                       Option Plan
      S-3/A            333-73285       Delphi Automotive Systems Shelf Registration
       S-8             333-78895       Delphi Savings -- Stock Purchase Program for Salaried Employees in
                                       the United States
       S-8             333-78897       ASEC Manufacturing Savings Plan
       S-8             333-80011       Delphi Automotive Systems Stock Incentive Plan
       S-8             333-88291       Delphi Automotive Systems Deferred Compensation Plan for Executive
                                       Employees
       S-8             333-32534       Delphi Automotive Systems Classified Salary and Hourly Stock Option
                                       Plan
       S-8             333-32552       Delphi Savings -- Stock Purchase Program for Salaried Employees in
                                       the United States
                                       Delphi Personal Savings Plan for Hourly Rate Employees in the
                                       United States
       S-8             333-51340       ASEC Manufacturing Savings Plan
       S-8             333-69010       Delphi Personal Savings Plan for Hourly Rate Employees in the United
                                       States
       S-8             333-69012       Delphi Automotive Systems Stock Incentive Plan
       S-8             333-64030       Delphi Mechatronic Systems Savings -- Stock Purchase Program
                                       Delphi Diesel Systems Corp. Retirement Savings Portfolio
       S-8             333-64032       Delphi Automotive Systems Classified Salary and Hourly Stock
                                       Option Plan
       S-3             333-73285       Delphi Automotive Systems Shelf Registration
       S-8             333-91444       Delphi Mechatronic Systems Savings -- Stock Purchase Program
       S-8             333-91446       Delphi Automotive Systems Stock Incentive Plan
       S-3             333-101478      Delphi Corporation Shelf Registration
       S-3             333-108477      Delphi Corporation Shelf Registration
       S-8             333-106221      ASEC Manufacturing Savings Plan, Delphi Mechatronic Systems
                                       Savings-Stock Purchase Program, Delphi Personal Savings Plan for
                                       Hourly-Rate Employees in the United States, and Delphi Savings-Stock
                                       Purchase Program for Salaried Employees in the United States
       S-8             333-106222      Delphi Corporation Stock Incentive Plan


/s/ Deloitte & Touche LLP

Detroit, Michigan
January 26, 2004